UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2017

MEDICAL PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32559	20-0191742
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL		35242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 13, 2017, Medical Properties Trust, Inc. (the “Company”) and MPT Operating Partnership, L.P. entered into separate equity distribution agreements, each dated as of November 13, 2017 (each, an “Equity Distribution Agreement” and collectively, the “Equity Distribution Agreements”), with each of SunTrust Robinson Humphrey, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as sales agents (each, a “Sales Agent” and collectively, the “Sales Agents”). Under the terms of each Equity Distribution Agreement, the Company may sell from time to time shares of common stock (the “Shares”) having an aggregate offering price of up to $750 million during a period of three years (unless earlier terminated) in “at-the-market offerings” or certain other transactions (the “Offering”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock and determinations by the Company of the appropriate sources of funding for the Company. Each Equity Distribution Agreement provides that each Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price per share for any of the Shares sold under each Equity Distribution Agreement.

The Shares will be issued pursuant to a prospectus supplement filed by the Company on November 13, 2017 with the Securities and Exchange Commission and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-208813) filed on December 31, 2015. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The form of Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report . The description of the Equity Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Equity Distribution Agreement filed herewith as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Form of Equity Distribution Agreement

5.1	Opinion of Goodwin Procter LLP regarding the legality of shares offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer

Date: November 13, 2017